CONFORMED COPY

Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)     ☐

HSBC Bank USA

(Exact name of trustee as specified in its charter)

New York	13-2774727
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

452 Fifth Avenue, New York, NY	10018-2706
(212) 525-5600 (Address of principal executive offices)	(Zip Code)

Warren L. Tischler, SVP

HSBC Bank USA

452 Fifth Avenue

New York, New York 10018-2706

Tel: (212) 525-1311

(Name, address and telephone number of agent for service)

Elizabeth Arden Inc.*

(Exact name of obligor as specified in its charter)

Florida	59-0914138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14100 N.W. 60th Avenue Miami, Florida	33014
(305) 818-8000	(Zip Code)
(Address of principal executive offices)

7¾% Senior Subordinated Notes due 2014

Guarantees of 7¾% Senior Subordinated Notes due 2014

(Title of Indenture Securities)

*TABLE OF ADDITIONAL REGISTRANTS

Name, Address and Telephone Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
DF Enterprises, Inc. 300 Delaware Avenue, 9th Floor Wilmington, DE 19801 (302) 552-3200	Delaware	51-0406399

Elizabeth Arden (Financing), Inc. 2711 Centerville Road, Suite 400 Wilmington, DE 19808 (302) 552-3105	Delaware	80-0048222

Elizabeth Arden International Holding, Inc. 2711 Centerville Road, Suite 400 Wilmington, DE 19808 (302) 552-3105	Delaware	54-2021921

Elizabeth Arden Travel Retail, Inc. 200 First Stanford Place Stamford, CT 06902 (203) 363-5455	Delaware	31-1815389

FD Management, Inc. 300 Delaware Avenue, 9th Floor Wilmington, DE 19801 (302) 552-3200	Delaware	51-0406398

RDEN Management, Inc. 2711 Centerville Road, Suite 400 Wilmington, DE 19808 (302) 552-3105	Delaware	90-0119805

2

General

Item 1. General Information.

Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

State of New York Banking Department.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

3

Item 16. List of Exhibits

Exhibit

T1A(i)	(1) Copy of the Organization Certificate of HSBC Bank USA.

T1A(ii)	(1) Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.

T1A(iii)	Not applicable.

T1A(iv)	(3) Copy of the existing By-Laws of HSBC Bank USA as amended on April 11, 2002.

T1A(v)	Not applicable.

T1A(vi)	(2) Consent of HSBC Bank USA required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)	Copy of the latest report of condition of the trustee (September 30, 2003), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)	Not applicable.

T1A(ix)	Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 022-22429 and incorporated herein by reference thereto.

(2)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

(3)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 2nd day of March, 2004.

HSBC BANK USA

By:	/s/ Frank J. Godino
Frank J. Godino Vice President

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires April 30, 2006

	Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business September 30, 2003	(19980930) (RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,     Joseph R. Simpson, Controller

       Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/    Joseph R. Simpson

Signature of Officer Authorized to Sign Report

11/12/03

Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Sal H. Alfieri

Director (Trustee)

/s/ Bernard J. Kennedy

Director (Trustee)

/s/ Martin Glynn

Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)    in electronic form and then file the computer data

         file directly with the banking agencies’ collection

         agent, Electronic Data System Corporation

         (EDS), by modem or computer diskette; or

(b)    in hard-copy (paper) form and arrange for another

         party to convert the paper report to automated

         for. That party (if other than EDS) must transmit

         the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	0	0	5	8	9

(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	HSBC Bank USA Legal Title of Bank (TEXT 9010) Buffalo City (TEXT 9130) N.Y. 14203 State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA	of Buffalo

Name of Bank	City

in the state of New York, at the close of business September 30, 2003

ASSETS
		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$2,350,034
b. Interest-bearing balances		1,160,995
Held-to-maturity securities		4,213,089
Available-for-sale securities		14,211,802
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		633,000
b. Securities purchased under agreements to resell		3,994,723
Loans and lease financing receivables:
Loans and leases held for sale		$2,653,585
Loans and leases net of unearned income	$42,180,013
LESS: Allowance for loan and lease losses	434,830
Loans and lease, net of unearned income, allowance, and reserve		$41,745,183
Trading assets		11,522,909
Premises and fixed assets		673,337
Other real estate owned		11,310
Investments in unconsolidated subsidiaries		243,581
Customers’ liability to this bank on acceptances outstanding		80,310
Intangible assets: Goodwill		2,211,273
Intangible assets: Other intangible assets		503,927
Other assets		3,948,333
Total assets		90,157,211

LIABILITIES

Deposits:
In domestic offices		42,764,284
Non-interest-bearing	6,078,506
Interest-bearing	36,685,778
In foreign offices		20,037,930
Non-interest-bearing	417,850
Interest-bearing	19,620,080
Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		90,885
b. Securities sold under agreements to repurchase		390,103
Trading Liabilities		8,070,149
Other borrowed money		5,316,355
Bank’s liability on acceptances		80,130
Subordinated notes and debentures		1,549,223
Other liabilities		4,181,576
Total liabilities		82,480,605
Minority Interests in consolidated Subsidiaries		342

EQUITY CAPITAL
Perpetual preferred stock and related surplus		—
Common Stock		205,000
Surplus		6,420,202
Retained earnings		893,079
Accumulated other comprehensive income		157,983
Other equity capital components		—
Total equity capital		7,676,264
Total liabilities, minority interests and equity capital		90,157,211